UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2006
JLG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
Commission file number: 1-12123

PENNSYLVANIA	25-1199382
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 JLG Drive, McConnellsburg, PA	17233-9533
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(7l7) 485-5161
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01 Regulation FD Disclosure.
     On November 6, 2006, the Company issued a press release announcing that it has commenced offers to purchase for cash any and all of its outstanding 8 1/4% Senior Notes due 2008 (the “2008 Notes”) in an aggregate principal amount of $89,545,000 and 8 3/8% Senior Subordinated Notes due 2012 (the “2012 Notes” and, together with the 2008 Notes, the “Notes”) in an aggregate principal amount of $113,750,000. In connection with the offers, holders of the Notes are being solicited to provide consents to certain amendments to the indentures for the Notes that would eliminate most of the restrictive covenants and events of default contained in the indentures.
     The Company is making the offers as required by the Agreement and Plan of Merger dated October 15, 2006, by and among JLG, Oshkosh Truck Corporation and Steel Acquisition Corp.
     The consent solicitations will expire at 5:00 p.m., New York City time, on November 20, 2006, and the offers will expire at 9:00 a.m., New York City time, on December 6, 2006, in each case unless extended by the Company.
     A copy of this press release is attached as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.
     The information in this Current Report on Form 8-K, including the exhibit, is being furnished pursuant to Item 7.01 (Regulation FD Disclosure) and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of JLG Industries, Inc. under the Securities Act of 1933, as amended.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JLG INDUSTRIES, INC. (Registrant)

Date: November 6, 2006	/s/	James H. Woodward, Jr.

James H. Woodward, Jr. Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued November 6, 2006.

4